Exhibit 99.1

Premier, Inc. Reports Fiscal-Year 2025 Fourth-Quarter and Full-Year Financial Results

•	Fourth-quarter total net revenue of $262.9 million was better than the company expected (total net revenue excluding Contigo Health* of $258.0 million)

•	Fourth-quarter GAAP net income from continuing operations of $18.0 million, or $0.22 per fully diluted share

•	Fourth-quarter adjusted EPS of $0.46, excluding Contigo Health* contributed to full-year adjusted EPS that was above the high end of the company’s guidance range

•	Full-year net cash provided by operating activities from continuing operations of $417.8 million and free cash flow* of $180.5 million; both were better than the company anticipated

•	Providing fiscal-year 2026 financial guidance

CHARLOTTE, N.C., August 19, 2025 - Premier, Inc. (NASDAQ: PINC), a leading technology-driven healthcare improvement company, today reported financial results for the fiscal-year 2025 fourth quarter and full year ended June 30, 2025.

Fiscal-year 2025 fourth quarter total net revenue of $262.9 million decreased 12% from the prior-year period; however, increased 1% on a sequential basis from the fiscal-year 2025 third quarter. Net income from continuing operations of $18.0 million, or $0.22 per share, in the fiscal-year 2025 fourth quarter compared to $60.9 million, or $0.57 per share, in the prior-year period. Adjusted EBITDA* of $68.9 million in the fiscal-year 2025 fourth quarter decreased 34% from the prior-year period and decreased 4% on a sequential basis from the fiscal-year 2025 third quarter. Adjusted EPS* of $0.43 in the fiscal-year 2025 fourth quarter decreased 30% from the prior-year period and decreased 2% on a sequential basis from the fiscal-year 2025 third quarter.

“I’m pleased to report that we had a strong finish to the year despite the contract renewal headwinds, which are now mostly behind us. Our overall revenue and profitability for the year exceeded our expectations largely due to better-than-anticipated results in our Supply Chain Services segment,” said Michael J. Alkire, Premier’s President and CEO. “In addition, we continued to return meaningful capital to stockholders through our quarterly cash dividend and the completion of a $200 million accelerated share repurchase program.”

On October 1, 2024, the company announced that it had divested the S2S Global direct sourcing business. As such, and unless stated otherwise, all results presented in the following release reflect those of continuing operations. In addition, as the company’s efforts to transfer to partners or wind down certain components of the Contigo Health business remain ongoing, results presented in this release continue to include contributions from that business. However, because of the expected transition and/or wind-down, the company is providing certain financial measures that exclude contributions from this business, and tables are included at the end of this release that reconcile the impact of the Contigo Health business on certain financial measures in the periods presented.

Consolidated Financial Highlights of Continuing Operations

	Three Months Ended June 30,				Year Ended June 30,
(in thousands, except per share data)	2025	2024	% Change		2025	2024	% Change
Net revenue:
Supply Chain Services:
Net administrative fees	$150,052	$166,146	(10%	)	$556,328	$624,168	(11%	)
Software licenses, other services and support	19,948	18,262	9%		74,711	65,200	15%

Total Supply Chain Services	170,000	184,408	(8%	)	631,039	689,368	(8%	)
Performance Services	92,857	115,838	(20%	)	381,608	446,641	(15%	)
Performance Services excluding Contigo Health	87,972	107,253	(18%	)	354,914	406,795	(13%	)

Net revenue	$262,857	$300,246	(12%	)	$1,012,647	$1,136,009	(11%	)
Net revenue excluding Contigo Health*	$257,972	$291,661	(12%	)	$985,953	$1,096,163	(10%	)

Net income from continuing operations	$18,018	$60,861	(70%	)	$72,734	$104,219	(30%	)
Net income from continuing operations attributable to stockholders	$18,572	$60,932	(70%	)	$62,170	$117,044	(47%	)
Diluted earnings per share from continuing operations attributable to stockholders	$0.22	$0.57	(61%	)	$0.68	$1.02	(33%	)

Consolidated Non-GAAP Financial Highlights of Continuing Operations*

	Three Months Ended June 30,				Year Ended June 30,
(in thousands, except per share data)	2025	2024	% Change		2025	2024	% Change
Adjusted EBITDA:
Supply Chain Services	$89,986	$109,617	(18%	)	$326,902	$409,669	(20%	)
Performance Services	17,170	32,820	(48%	)	60,692	113,845	(47%	)

Total segment adjusted EBITDA	107,156	142,437	(25%	)	387,594	523,514	(26%	)
Corporate	(38,300)	(38,424)	— %		(134,474)	(134,529)	— %

Adjusted EBITDA	$68,856	$104,013	(34%	)	$253,120	$388,985	(35%	)
Adjusted EBITDA excluding Contigo Health	$71,108	$106,045	(33%	)	$260,435	$396,191	(34%	)
Adjusted net income	$35,743	$64,482	(45%	)	$133,752	$237,846	(44%	)

Adjusted EPS	$0.43	$0.61	(30%	)	$1.46	$2.08	(30%	)
Adjusted EPS excluding Contigo Health	$0.46	$0.64	(28%	)	$1.54	$2.17	(29%	)

*

These are non-GAAP financial measures. Refer to “Premier’s Use and Definitions of Non-GAAP Measures” below and the supplemental financial information at the end of this release for information on the company’s use of non-GAAP measures and a reconciliation of reported GAAP results to non-GAAP results.

Fiscal-Year 2026 Guidance

Certain statements in this release, including without limitation, those in this section, are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Cautionary Note Regarding Forward-Looking Statements” below.

Based on its current outlook and the realization of the assumptions outlined below, the company expects the following:

Guidance Metric	Fiscal-Year 2026 Guidance Range [1] [2] (as of August 19, 2025)
Segment Net Revenue:
Supply Chain Services	$590 million to $620 million
Performance Services Excluding Contigo Health	$350 million to $380 million
Total Net Revenue Excluding Contigo Health	$940 million to $1 billion
Adjusted EBITDA	$230 million to $245 million
Adjusted Net Income	$110 million to $120 million
Adjusted EPS	$1.33 to $1.43
Diluted Weighted Average Shares	81 million to 83 million

Fiscal-year 2026 guidance is based on the realization of the following key assumptions:

•	Net administrative fees revenue of $520 million to $540 million, which includes $65 million to $75 million in revenue related to non-healthcare member purchasing

•	Supply Chain Services segment software licenses, other services and support revenue of $70 million to $80 million

•	Capital expenditures of approximately $80 million

•	Effective income tax rate in the range of 23% to 25%

•	Cash income tax rate of less than 5%

•	Free cash flow[1][2] conversion of 70% to 80% of adjusted EBITDA[1][2]

[1]

Adjusted EBITDA, adjusted net income, adjusted EPS and free cash flow presented in this financial guidance are forward-looking non-GAAP measures. Refer to “Premier’s Use and Definitions of Non-GAAP Measures” below for information on the company’s use of non-GAAP measures. The company does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Total Net Revenue Excluding Contigo Health is also a forward-looking non-GAAP measure. Refer to “Premier’s Use of Forward-Looking Non-GAAP Measures” below for additional explanation.

[2]

As a result of the company’s expectation that the remaining operations of Contigo Health will be substantially, if not entirely, transitioned to partners or wound down by December 31, 2025, guidance is being presented excluding financial contributions from this business.

Results of Operations for the Three Months Ended June 30, 2025

(As compared with the three months ended June 30, 2024)

GAAP net revenue of $262.9 million decreased 12% from $300.2 million in the prior-year period. Refer to the “Supply Chain Services” and “Performance Services” sections below for discussion on the factors that impacted net revenue during the quarter.

GAAP net income from continuing operations of $18.0 million decreased by $42.8 million from $60.9 million in the prior-year period primarily due to lower net revenue and an increase in operating expenses related to stock-based compensation expense and current period asset impairments.

GAAP diluted EPS from continuing operations of $0.22 decreased by $0.35 from $0.57 in the prior-year period due to the aforementioned drivers affecting GAAP net income from continuing operations, partially offset by a decrease in the diluted weighted average shares outstanding as a result of share repurchases under the company’s $1 billion share repurchase authorization announced in February 2024 (“Share Repurchase Authorization”), further discussed below under “Return of Capital to Stockholders”.

Adjusted EBITDA of $68.9 million decreased 34% from $104.0 million in the prior-year period. Refer to the “Supply Chain Services” and “Performance Services” sections below for discussion on the factors that impacted the Adjusted EBITDA during the quarter.

Adjusted net income of $35.7 million decreased 45% from $64.5 million in the prior-year period primarily as a result of the same factors that impacted adjusted EBITDA and an increase in interest expense due to higher borrowings on the company’s revolving credit facility, partially offset by a decrease in the effective income tax rate in the current-year period. Adjusted EPS of $0.43 decreased 30% from $0.61 in the prior-year period.

Segment Results

(For the fiscal fourth quarter of 2025 as compared with the fiscal fourth quarter of 2024)

Supply Chain Services

Supply Chain Services segment net revenue of $170.0 million decreased 8% from $184.4 million in the prior-year period largely due to lower net administrative fees revenue.

Net administrative fees revenue of $150.1 million decreased 10% from $166.1 million in the prior-year period, primarily driven by the expected increase in the aggregate blended member fee share, partially offset by continued growth in member purchasing as a result of increased utilization of contracts with existing members and from the recruitment and onboarding of new members.

Software licenses, other services and support revenue of $19.9 million increased 9% from $18.3 million in the prior-year period mainly driven by continued growth from new engagements in the supply chain co-management business and further expansion of the company’s digital supply chain solutions to providers and suppliers.

Segment adjusted EBITDA of $90.0 million decreased 18% from $109.6 million in the prior-year period largely due to the decrease in net administrative fees revenue and additional investments in the supply chain co-management business to support ongoing growth.

Performance Services

Performance Services segment net revenue of $92.9 million decreased 20% from $115.8 million in the prior-year period primarily due to lower revenue in the consulting business as well as the timing of license revenue.

Segment adjusted EBITDA of $17.2 million decreased 48% from $32.8 million in the prior-year period mainly due to the decrease in revenue partially offset by a decrease in employee-related costs.

Liquidity and Cash Flows

As of June 30, 2025, cash and cash equivalents were $83.7 million compared with $125.1 million as of June 30, 2024, and the company’s five-year, $1.0 billion revolving credit facility (“Credit Facility”) had an outstanding balance of $280.0 million.

Net cash provided by operating activities from continuing operations (“operating cash flow”) for the year ended June 30, 2025 of $417.8 million increased from $278.1 million in the prior year mainly due to cash taxes paid in the prior year on proceeds received from the sale the company’s non-healthcare GPO operations, cash received in the current year from a derivative lawsuit settlement of $57.0 million and a $17.6 million cash distribution received in the current year from a minority investment.

Net cash used in investing activities for the year ended June 30, 2025 of $102.1 million increased from $68.5 million in the prior year due to the business acquisition of IllumiCare, Inc. partially offset by net cash received from the sale of certain assets and liabilities including Contigo Health’s wrap network.

Net cash used in financing activities for the year ended June 30, 2025 of $340.7 million increased from $192.7 million in the prior year due to the timing of net cash proceeds received from the sale of the company’s non-healthcare GPO operations largely received in the prior year. The change was offset by the current-year net borrowings and the prior-year repayment under the company’s Credit Facility, as well as a decrease in cash dividends paid in the current year as a result of share repurchases.

Non-GAAP free cash flow for the year ended June 30, 2025 was $180.5 million compared with $228.0 million in the prior year. In addition to some of the factors that affected operating cash flow, the decrease was primarily due to the timing of cash payments to OMNIA related to our non-healthcare channel partnership agreement. Refer to “Premier’s Use and Definitions of Non-GAAP Measures” below and the supplemental financial information at the end of this release for information on the company’s use of this and other non-GAAP financial measures and a reconciliation of reported GAAP results to non-GAAP results.

Return of Capital to Stockholders

In February 2024, the company announced that its Board of Directors (“Board”) approved the Share Repurchase Authorization. Pursuant to the Share Repurchase Authorization, which expired on June 30, 2025, the company has repurchased an aggregate of $800.0 million of its Common Stock, which includes the August 2025 completion of the $200.0 million accelerated share repurchase program announced in February 2025 (the “2025 ASR”). Additional details will be provided in Premier’s Form 10-K for the year ended June 30, 2025, expected to be filed with the SEC shortly after the issuance of this release.

During fiscal-year 2025, the company paid aggregate dividends of $77.4 million to holders of its Common Stock. On August 17, 2025, the Board declared a quarterly cash dividend of $0.21 per share, payable on September 15, 2025 to stockholders of record on September 1, 2025.

Conference Call and Webcast

Premier will host a conference call to provide additional detail around the company’s performance and outlook today at 8:00 a.m. ET. The call will be webcast live from the company’s website and, along with the accompanying presentation, will be available at the following link to the company’s Events and Presentations page at https://investors.premierinc.com/overview/default.aspx: Premier Events. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website under Events and Presentations at https://investors.premierinc.com/overview/default.aspx.

For those parties who do not have internet access, the conference call may be accessed by calling one of the below telephone numbers and asking to join the Premier, Inc. call:

Domestic participant dial-in number (toll-free):	(833) 953-2438
International participant dial-in number:	(412) 317-5767

About Premier, Inc.

Premier, Inc. (NASDAQ: PINC) is a leading technology-driven healthcare improvement company, providing solutions to two-thirds of all healthcare providers in the U.S. Playing a critical role in the rapidly evolving healthcare industry, Premier unites providers, suppliers and payers to make healthcare better with national scale, smarter with actionable intelligence and faster with novel technologies. Headquartered in Charlotte, N.C., Premier offers integrated data and analytics, collaboratives, supply chain solutions, consulting and other services in service of our mission to improve the health of communities. Please visit Premier’s news and investor sites on www.premierinc.com, as well as X, Facebook, LinkedIn, YouTube, Instagram and Premier’s blog for more information about the company.

Premier’s Use and Definitions of Non-GAAP Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted net income, adjusted earnings per share, and free cash flow. These are non-GAAP financial measures that are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies. We include these non-GAAP financial measures to facilitate a comparison of the company’s operating performance on a consistent basis from period to period and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, we believe allow for a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone.

Management believes EBITDA, adjusted EBITDA and segment adjusted EBITDA assist the company’s board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period by removing the impact of the company’s earnings elements attributable to the company’s asset base (primarily depreciation and amortization), certain items outside the control of management, e.g., taxes, other non-cash items (such as impairment of intangible assets, purchase accounting adjustments and stock-based compensation), non-recurring items (such as strategic initiative and restructuring-related expenses) and income and expense that have been classified as discontinued operations from operating results.

Management believes adjusted net income and adjusted earnings per share assist the company’s board of directors, management and investors in comparing our net income and earnings per share on a consistent basis from period to period because these measures remove non-cash items (such as impairment of intangible assets, purchase accounting adjustments and stock-based compensation) and non-recurring items (such as strategic initiative and restructuring-related expenses) and eliminate the variability of non-controlling interest and equity in net income of unconsolidated affiliates.

Management believes free cash flow is an important measure because it represents the cash that the company generates after payments to certain former limited partners that elected to execute a Unit Exchange and Tax Receivable Agreement (“Unit Exchange Agreement”) in connection with our August 2020 restructuring, capital investment to maintain existing products and services and ongoing business operations, as well as development of new and upgraded products and services to support future growth and cash payments to OMNIA for the sale of future revenues and tax payments on proceeds received from the sale of future revenues. Free cash flow is important because it enables the company to seek enhancement of stockholder value through acquisitions, partnerships, joint ventures, investments in related or complementary businesses and/or debt reduction.

Also, adjusted EBITDA and free cash flow are supplemental financial measures used by the company and by external users of our financial statements and are considered to be indicators of the operational strength and performance of our business. Adjusted EBITDA and free cash flow measures allow us to assess our performance without regard to financing methods and capital structure and without the impact of other matters that we do not consider indicative of the operating performance of our business. More specifically, segment adjusted EBITDA is the primary earnings measure we use to evaluate the performance of our business segments.

Non-recurring items are income or expenses and other items that have not been earned or incurred within the prior two years and are not expected to recur within the next two years. Such items include acquisition- and disposition-related expenses, strategic initiative- and restructuring-related expenses, loss on disposal of long-lived assets, income and expense that has been classified as discontinued operations and other reconciling items.

Non-cash items include stock-based compensation expense and asset impairments.

Non-operating items include gains or losses on the disposal of assets, interest and investment income or expense, equity in net income of unconsolidated affiliates and operating income from revenues sold to OMNIA in connection with the sale of non-healthcare GPO member contracts, less royalty payments retained.

EBITDA is defined as net income before income or loss from discontinued operations, net of tax, interest and investment income or expense, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets.

Adjusted EBITDA is defined as EBITDA before merger and acquisition-related expenses and non-recurring, non-cash or non-operating items.

Segment adjusted EBITDA is defined as the segment’s net revenue less cost of revenue and operating expenses directly attributable to the segment excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition-related expenses and non-recurring or non-cash items. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative, and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of segment adjusted EBITDA. Segment adjusted EBITDA also excludes any income and expense that has been classified as discontinued operations and operating income from revenues sold to OMNIA in connection with the sale of non-healthcare GPO member contracts, less royalty payments retained.

Adjusted net income is defined as net income attributable to Premier (i) excluding income or loss from discontinued operations, net, (ii) excluding income tax expense, (iii) excluding the effect of non-recurring or non-cash items, including certain strategic initiative- and restructuring-related expenses, (iv) reflecting an adjustment for income tax expense on Non-GAAP net income before income taxes at our estimated annual effective income tax rate, adjusted for unusual or infrequent items, (v) excluding the equity in net income of unconsolidated affiliates and (vi) excluding operating income from revenues sold to OMNIA in connection with the sale of non-healthcare GPO member contracts, less royalty fees retained, imputed interest expense and associated income tax expense.

Adjusted earnings per share is adjusted net income divided by diluted weighted average shares.

Free cash flow is defined as net cash provided by operating activities from continuing operations less (i) early termination payments to certain former limited partners that elected to execute a Unit Exchange Agreement in connection with our August 2020 restructuring, (ii) purchases of property and equipment and (iii) cash payments to OMNIA for the sale of future revenues and tax payments on proceeds received from the sale of future revenues. Free cash flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayments.

To properly and prudently evaluate our business, readers are urged to review the reconciliation of these non-GAAP financial measures, as well as the other financial tables, included at the end of this release. Readers should not rely on any single financial measure to evaluate the company’s business. In addition, the non-GAAP financial measures used in this release are susceptible to varying calculations and may differ from, and may therefore not be comparable to, similarly titled measures used by other companies.

The Company has revised the definitions for adjusted EBITDA, segment adjusted EBITDA, adjusted net income and free cash flow from the definitions reported in the 2024 Annual Report. Adjusted EBITDA and segment adjusted EBITDA definitions were revised to exclude operating income from revenues sold to OMNIA in connection with the sale of non-healthcare GPO member contracts, less royalty fees retained. The adjusted net income definition was revised to exclude operating income from revenues sold to OMNIA in connection with the sale of non-healthcare GPO member contracts, less royalty fees retained, imputed interest expense and associated income tax expense. Free cash flow was revised to exclude the cash payments to OMNIA for the sale of future revenues and tax payments on proceeds received from the sale of future revenues. For comparability purposes, prior year non-GAAP financial measures are presented based on the current definitions in the above section.

In addition to the foregoing, this release and the reconciliations of our non-GAAP financial measures included at the end of this release include the presentation of additional fiscal-year 2025 non-GAAP financial measures including net revenue excluding Contigo Health, adjusted EBITDA excluding Contigo Health and adjusted earnings per share excluding Contigo Health. As the company continues to own and operate Contigo Health’s remaining businesses, GAAP financial results presented in this release include contributions from these remaining businesses. The company expects that these remaining businesses will be substantially, if not entirely, transitioned to partners or wound down by December 31, 2025. Given the time span that has been required to effectuate the disposition and wind-down of Contigo Health, the company currently does not expect that it will qualify to treat this business as a discontinued operation in fiscal-year 2025. However, because of the expected transition and/or wind-down, guidance presented in this release excludes financial contributions from these remaining businesses. Accordingly, we believe that providing supplemental non-GAAP financial measures that align with our fiscal-year 2025 guidance allow for a better understanding of that guidance.

Further information on Premier’s use of non-GAAP financial measures is available in the “Our Use of Non-GAAP Financial Measures” section of Premier’s Form 10-K for the year ended June 30, 2025, expected to be filed with the SEC shortly after this release, and which will also be made available on Premier’s website at investors.premierinc.com.

Premier’s Use of Forward-Looking Non-GAAP Measures

The company does not meaningfully reconcile guidance for non-GAAP adjusted EBITDA, non-GAAP adjusted net income and non-GAAP adjusted earnings per share to net income attributable to stockholders or earnings per share attributable to stockholders (and accordingly does not meaningfully reconcile free cash flow guidance, which is based on adjusted EBITDA) because the company cannot provide guidance for the more significant reconciling items between net income attributable to stockholders and each of these metrics without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items include, but are not limited to, strategic and acquisition related expenses for professional fees; mark to market adjustments for put options and contingent liabilities; gains and losses on stock-based performance shares; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the company believes to be non-indicative of its ongoing operations. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as non-recurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant.

As noted above, as a result of the company’s expectation that the remaining businesses of Contigo Health will be substantially, if not entirely, transitioned to partners or wound down by December 31, 2025, the forward-looking guidance presented in this release (including Total Net Revenue Excluding Contigo Health, adjusted EBITDA, adjusted net income, adjusted EPS and free cash flow), excludes the financial contributions from these remaining businesses, in addition to any applicable adjustments for non-GAAP financial measures described above under “Premier’s Use and Definitions of Non-GAAP Measures.” With respect to these adjustments for Contigo Health, the company does not meaningfully reconcile guidance to GAAP measures because Contigo Health is expected to be transitioned to partners or wound down.

Cautionary Note Regarding Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, including, but not limited to, those related to our ability to advance our business strategies and improve healthcare, our ability to transition to partners or wind down the remaining operations of Contigo Health and the potential costs and expenses associated therewith, the potential benefits of share repurchases made pursuant to the share repurchase authorization approved by our Board in 2024 (including the recently completed 2025 ASR), the payment of dividends at current levels or at all, guidance on expected future financial performance and assumptions underlying that guidance, and our expected effective income tax rate, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements, the achievement of which cannot be guaranteed. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations regarding future events and trends affecting its business and are necessarily subject to risks and uncertainties, many of which are outside Premier’s control. More information on risks and uncertainties that could affect Premier’s business, achievements, performance, financial condition and financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including the information in those sections of Premier’s Form 10-K for the year ended June 30, 2025, expected to be filed with the SEC shortly after the date of this release. Premier’s periodic and current filings with the SEC are made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events that occur after that date, or otherwise.

Investor contact:	Media contact:

Ben Krasinski	Amanda Forster
Senior Director, Investor Relations	Vice President, Integrated Communications
704.816.5644	202.879.8004
ben_krasinski@premierinc.com	amanda_forster@premierinc.com

Consolidated Statements of Income

(In thousands, except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
Net revenue:
Net administrative fees	$150,052	$166,146	$556,328	$624,168
Software licenses, other services and support	112,805	134,100	456,319	511,841

Net revenue	262,857	300,246	1,012,647	1,136,009
Cost of revenue:
Services and software licenses	64,293	68,427	269,288	268,885

Cost of revenue	64,293	68,427	269,288	268,885

Gross profit	198,564	231,819	743,359	867,124

Operating expenses:
Selling, general, and administrative	163,512	138,381	701,420	690,337
Research and development	689	663	2,634	3,115
Amortization of purchased intangible assets	9,499	9,794	38,189	47,026

Operating expenses	173,700	148,838	742,243	740,478

Operating income	24,864	82,981	1,116	126,646

Equity in net income (loss) of unconsolidated affiliates	123	1,344	11,972	(295)
Interest expense, net	(6,305)	(73)	(17,223)	(662)
Other income, net	6,419	2,332	102,184	20,832

Other income, net	237	3,603	96,933	19,875

Income before income taxes	25,101	86,584	98,049	146,521
Income tax expense	7,083	25,723	25,315	42,302

Net income from continuing operations	18,018	60,861	72,734	104,219
Net (loss) income from discontinued operations, net of tax	(137)	(256)	(41,901)	2,500

Net income	17,881	60,605	30,833	106,719
Net loss (income) from continuing operations attributable to non-controlling interest	554	71	(10,564)	12,825

Net income attributable to stockholders	$18,435	$60,676	$20,269	$119,544

Calculation of GAAP Earnings per Share
Numerator for basic and diluted earnings per share:
Net income from continuing operations attributable to stockholders	$18,572	$60,932	$62,170	$117,044
Net (loss) income from discontinued operations attributable to stockholders	(137)	(256)	(41,901)	2,500

Net income attributable to stockholders	$18,435	$60,676	$20,269	$119,544

Denominator for earnings per share:
Basic weighted average shares outstanding	82,378	104,838	91,228	113,791
Effect of dilutive securities:
Restricted stock units	886	758	607	553
Performance share awards	327	—	82	64

Diluted weighted average shares	83,591	105,596	91,917	114,408

Earnings per share attributable to stockholders:
Basic earnings per share from continuing operations	$0.22	$0.58	$0.68	$1.03
Basic earnings (loss) per share from discontinued operations	—	—	(0.46)	0.02

Basic earnings per share attributable to stockholders	$0.22	$0.58	$0.22	$1.05

Diluted earnings per share from continuing operations	$0.22	$0.57	$0.68	$1.02
Diluted earnings (loss) per share from discontinued operations	—	—	(0.46)	0.02

Diluted earnings per share attributable to stockholders	$0.22	$0.57	$0.22	$1.04

Consolidated Balance Sheets

(In thousands, except share data)

	June 30, 2025	June 30, 2024
Assets
Cash and cash equivalents	$83,725	$125,146
Accounts receivable (net of $6,339 and $1,392 allowance for credit losses, respectively)	99,092	100,965
Contract assets (net of $1,207 and $1,248 allowance for credit losses, respectively)	318,337	335,831
Prepaid expenses and other current assets	84,649	73,653
Current assets of discontinued operations	—	119,662

Total current assets	585,803	755,257
Property and equipment (net of $820,043 and $742,063 accumulated depreciation, respectively)	201,481	205,711
Intangible assets (net of $332,522 and $294,333 accumulated amortization, respectively)	250,770	269,259
Goodwill	897,894	995,852
Deferred income tax assets	762,859	773,002
Deferred compensation plan assets	35,069	54,422
Investments in unconsolidated affiliates	262,621	228,562
Operating lease right-of-use assets	5,072	20,635
Other assets	95,505	98,749

Total assets	$3,097,074	$3,401,449

Liabilities and stockholders’ equity
Accounts payable	$19,619	$22,610
Accrued expenses	59,151	58,482
Revenue share obligations	347,306	292,792
Accrued compensation and benefits	99,019	100,395
Deferred revenue	22,548	19,642
Line of credit and current portion of long-term debt	280,000	1,008
Current portion of notes payable to former limited partners	—	101,523
Current portion of liability related to the sale of future revenues	49,712	51,798
Other current liabilities	33,182	52,589
Current liabilities of discontinued operations	96	45,724

Total current liabilities	910,633	746,563
Liability related to the sale of future revenues, less current portion	590,727	599,423
Deferred compensation plan obligations	35,069	54,422
Operating lease liabilities, less current portion	2,007	11,170
Other liabilities	28,061	27,640

Total liabilities	1,566,497	1,439,218

Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value, 500,000,000 shares authorized; 91,548,325 shares issued and 82,544,385 shares outstanding at June 30, 2025 and 111,456,454 shares issued and 105,027,079 shares outstanding at June 30, 2024	916	1,115
Treasury stock, at cost; 9,003,940 and 6,429,375 shares at June 30, 2025 and June 30, 2024, respectively	(161,561)	(250,129)
Additional paid-in capital	2,176,318	2,105,684
(Accumulated deficit) retained earnings	(485,045)	105,590
Accumulated other comprehensive loss	(51)	(29)

Total stockholders’ equity	1,530,577	1,962,231

Total liabilities and stockholders’ equity	$3,097,074	$3,401,449

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended June 30,
	2025	2024
Operating activities
Net income	$30,833	$106,719
Adjustments to reconcile net income to net cash provided by operating activities:
Net loss (income) from discontinued operations, net of tax	41,901	(2,500)
Depreciation and amortization	117,631	128,754
Equity in net (income) loss of unconsolidated affiliates	(11,972)	295
Deferred income taxes	27,076	(123,276)
Stock-based compensation	23,154	23,290
Impairment of assets	144,481	140,053
Other, net	(23,036)	(4,518)
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	3,006	(15,622)
Contract assets	17,557	(39,265)
Prepaid expenses and other assets	17,481	237
Accounts payable	(3,108)	(10,661)
Revenue share obligations	54,514	30,504
Accrued expenses, deferred revenue, and other liabilities	(21,709)	44,133

Net cash provided by operating activities from continuing operations	417,809	278,143
Net cash (used in) provided by operating activities from discontinued operations	(16,380)	18,417

Net cash provided by operating activities	$401,429	$296,560

Investing activities
Purchases of property and equipment	$(82,649)	$(81,189)
Proceeds from sale of assets	20,402	—
Acquisition of businesses, net of cash acquired	(39,848)	—
Sale of investment in unconsolidated affiliates	—	12,753
Other	—	(30)

Net cash used in investing activities	$(102,095)	$(68,466)

Financing activities
Payments on notes payable	$(102,531)	$(100,937)
Proceeds from credit facility	435,000	—
Payments on credit facility	(155,000)	(215,000)
Proceeds from sale of future revenues	42,325	681,427
Payments on liability related to the sale of future revenues	(53,107)	(31,535)
Cash dividends paid	(77,445)	(95,207)
Repurchase of Class A common stock	(400,191)	(400,000)
Payments on deferred consideration related to acquisition of business	—	(27,187)
Payments on earn-out liabilities	(22,700)	(1,375)
Other, net	(7,084)	(2,906)

Net cash used in financing activities	$(340,733)	$(192,720)

Effect of exchange rate changes on cash flows	(22)	(21)
Net (decrease) increase in cash and cash equivalents	(41,421)	35,353
Cash and cash equivalents at beginning of period	125,146	89,793

Cash and cash equivalents at end of period	$83,725	$125,146

Supplemental Financial Information

Reconciliation of Net Cash Provided by Operating Activities from Continuing Operations to Free Cash Flow

(Unaudited)

(In thousands)

	Year Ended June 30,
	2025	2024
Net cash provided by operating activities from continuing operations	$417,809	$278,143
Early termination payments to certain former limited partners that elected to execute a Unit Exchange Agreement (a)	(101,524)	(99,665)
Purchases of property and equipment	(82,649)	(81,189)
Cash payments to OMNIA for the sale of future revenues (b)	(53,107)	(31,535)
Cash tax payments on proceeds received from the sale of future revenues	—	162,292

Free cash flow	$180,529	$228,046

(a)

Early termination payments to certain former limited partners that elected to execute a Unit Exchange Agreement in connection with Premier’s August 2020 restructuring are presented in the Consolidated Statements of Cash Flows under “Payments made on notes payable.” During the year ended June 30, 2025, the company paid $102.7 million to members, including imputed interest of $1.2 million which is included in net cash provided by operating activities from continuing operations. During the year ended June 30, 2024, the company paid $102.7 million to members, including imputed interest of $3.0 million which is included in net cash provided by operating activities from continuing operations. At June 30, 2025, the early termination payments were paid in full.

(b)

Cash payments to OMNIA for the sale of future revenues in connection with our sale of non-healthcare contracts to OMNIA are presented in the Consolidated Statements of Cash Flows under “Payments on liability related to the sale of future revenues.” During the year ended June 30, 2025, the company paid $70.1 million to OMNIA, including imputed interest of $17.0 million which is included in net cash provided by operating activities from continuing operations. During the year ended June 30, 2024, the company paid $44.4 million to OMNIA, including imputed interest of $14.2 million which is included in net cash provided by operating activities from continuing operations.

Supplemental Financial Information

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

Reconciliation of Operating Income to Segment Adjusted EBITDA

Reconciliation of Net Income Attributable to Stockholders to Adjusted Net Income

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
Net income from continuing operations	$18,018	$60,861	$72,734	$104,219
Interest expense, net	6,305	73	17,223	662
Income tax expense	7,083	25,723	25,315	42,302
Depreciation and amortization	20,052	20,636	79,442	81,728
Amortization of purchased intangible assets	9,499	9,794	38,189	47,026

EBITDA	60,957	117,087	232,903	275,937
Stock-based compensation	7,669	205	23,700	23,876
Acquisition- and disposition-related expenses	2,520	4,117	6,943	12,612
Strategic initiative and restructuring-related expenses	6,914	(119)	13,007	2,850
Operating income from revenues sold to OMNIA	(16,840)	(15,624)	(62,469)	(55,283)
Equity in net (income) loss of unconsolidated affiliates	(123)	(1,344)	(11,972)	295
Other non-operating gains	(3,255)	—	(79,826)	(11,046)
Impairment of assets	10,810	—	144,481	140,053
Other reconciling items, net	204	(309)	(13,647)	(309)

Adjusted EBITDA	$68,856	$104,013	$253,120	$388,985

Add: Loss from Contigo Health (a)	2,252	2,032	7,315	7,206

Adjusted EBITDA excluding Contigo Health	$71,108	$106,045	$260,435	$396,191

(a) Contigo Health was in a loss position which results in an increase to adjusted EBITDA and adjusted EPS when excluding Contigo Health.
Income before income taxes	$25,101	$86,584	$98,049	$146,521
Equity in net (income) loss of unconsolidated affiliates	(123)	(1,344)	(11,972)	295
Interest expense, net	6,305	73	17,223	662
Other income, net	(6,419)	(2,332)	(102,184)	(20,832)

Operating income	24,864	82,981	1,116	126,646
Depreciation and amortization	20,052	20,636	79,442	81,728
Amortization of purchased intangible assets	9,499	9,794	38,189	47,026
Stock-based compensation	7,669	205	23,700	23,876
Acquisition- and disposition-related expenses	2,520	4,117	6,943	12,612
Strategic initiative and restructuring-related expenses	6,914	(119)	13,007	2,850
Operating income from revenues sold to OMNIA	(16,840)	(15,624)	(62,469)	(55,283)
Deferred compensation plan expense	3,165	1,400	4,603	8,769
Impairment of assets	10,810	—	144,481	140,053
Other reconciling items, net	203	623	4,108	708

Adjusted EBITDA	$68,856	$104,013	$253,120	$388,985

SEGMENT ADJUSTED EBITDA
Supply Chain Services	$89,986	$109,617	$326,902	$409,669
Performance Services	17,170	32,820	60,692	113,845
Corporate	(38,300)	(38,424)	(134,474)	(134,529)

Adjusted EBITDA	$68,856	$104,013	$253,120	$388,985
Net income attributable to stockholders	$18,435	$60,676	$20,269	$119,544
Net loss (income) from discontinued operations, net of tax	137	256	41,901	(2,500)
Income tax expense	7,083	25,723	25,315	42,302
Amortization of purchased intangible assets	9,499	9,794	38,189	47,026
Stock-based compensation	7,669	205	23,700	23,876
Acquisition- and disposition-related expenses	2,520	4,117	6,943	12,612
Strategic initiative and restructuring-related expenses	6,914	(119)	13,007	2,850

Supplemental Financial Information

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

Reconciliation of Operating Income to Segment Adjusted EBITDA

Reconciliation of Net Income Attributable to Stockholders to Adjusted Net Income

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
Operating income from revenues sold to OMNIA	(16,840)	(15,624)	(62,469)	(55,283)
Equity in net (income) loss of unconsolidated affiliates	(123)	(1,344)	(11,972)	295
Other non-operating gains	(3,255)	—	(79,826)	(11,046)
Impairment of assets	10,810	—	144,481	140,053
Other reconciling items, net	4,181	4,647	16,451	6,087

Adjusted income before income taxes	47,030	88,331	175,989	325,816
Income tax expense on adjusted income before income taxes	11,287	23,849	42,237	87,970

Adjusted net income	$35,743	$64,482	$133,752	$237,846

Supplemental Financial Information

Reconciliation of GAAP EPS to Adjusted EPS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
Net income attributable to stockholders	$18,435	$60,676	$20,269	$119,544
Net loss (income) from discontinued operations, net of tax	137	256	41,901	(2,500)
Income tax expense	7,083	25,723	25,315	42,302
Amortization of purchased intangible assets	9,499	9,794	38,189	47,026
Stock-based compensation	7,669	205	23,700	23,876
Acquisition- and disposition-related expenses	2,520	4,117	6,943	12,612
Strategic initiative and restructuring-related expenses	6,914	(119)	13,007	2,850
Operating income from revenues sold to OMNIA	(16,840)	(15,624)	(62,469)	(55,283)
Equity in net (income) loss of unconsolidated affiliates	(123)	(1,344)	(11,972)	295
Other non-operating gains	(3,255)	—	(79,826)	(11,046)
Impairment of assets	10,810	—	144,481	140,053
Other reconciling items, net	4,181	4,647	16,451	6,087

Adjusted income before income taxes	47,030	88,331	175,989	325,816
Income tax expense on adjusted income before income taxes	11,287	23,849	42,237	87,970

Adjusted net income	$35,743	$64,482	$133,752	$237,846

Weighted average:
Basic weighted average shares outstanding	82,378	104,838	91,228	113,791
Dilutive shares	1,213	758	689	617

Weighted average shares outstanding - diluted	83,591	105,596	91,917	114,408

Basic earnings per share attributable to stockholders	$0.22	$0.58	$0.22	$1.05
Net loss (income) from discontinued operations, net of tax	—	—	0.46	(0.02)
Income tax expense	0.09	0.25	0.28	0.37
Amortization of purchased intangible assets	0.12	0.09	0.42	0.41
Stock-based compensation	0.09	—	0.26	0.21
Acquisition- and disposition-related expenses	0.03	0.04	0.08	0.11
Strategic initiative and restructuring-related expenses	0.08	—	0.14	0.03
Operating income from revenues sold to OMNIA	(0.20)	(0.15)	(0.68)	(0.49)
Equity in net (income) loss of unconsolidated affiliates	—	(0.01)	(0.13)	—
Other non-operating gains	(0.04)	—	(0.88)	(0.10)
Impairment of assets	0.13	—	1.58	1.23
Other reconciling items, net	0.06	0.04	0.18	0.05
Impact of corporation taxes	(0.14)	(0.23)	(0.46)	(0.77)
Impact of dilutive shares	(0.01)	—	(0.01)	—

Adjusted earnings per share	$0.43	$0.61	$1.46	$2.08

Add: Loss from Contigo Health (a)	0.03	0.03	0.08	0.09

Adjusted earnings per share excluding Contigo Health	$0.46	$0.64	$1.54	$2.17

(a)	Contigo Health was in a loss position which results in an increase to adjusted EBITDA and adjusted EPS when excluding Contigo Health.

Supplemental Financial Information

Reconciliation of Certain Financial Measures to Adjust for Contigo Health

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
Net revenue	$262,857	$300,246	$1,012,647	$1,136,009
Less: Contigo Health	(4,885)	(8,585)	(26,694)	(39,846)

Net revenue excluding Contigo Health	$257,972	$291,661	$985,953	$1,096,163

Adjusted EBITDA	$68,856	$104,013	$253,120	$388,985
Add: Loss from Contigo Health (a)	2,252	2,032	7,315	7,206

Adjusted EBITDA excluding Contigo Health	$71,108	$106,045	$260,435	$396,191

Adjusted EPS	$0.43	$0.61	$1.46	$2.08
Add: Loss from Contigo Health (a)	0.03	0.03	0.08	0.09

Adjusted EPS excluding Contigo Health	$0.46	$0.64	$1.54	$2.17

(a)	Contigo Health was in a loss position which results in an increase to adjusted EBITDA and adjusted EPS when excluding Contigo Health.